SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 3/31/2006
FILE NUMBER 811-3826
SERIES NO.: 1

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     12,174
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                      3,515
              Class C                      4,161
              Investor Class              13,200
              Institutional Class              1


74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 43.17
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 41.90
              Class C                    $ 41.22
              Investor Class             $ 43.07
              Institutional Class        $ 43.20